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                                                                    EXHIBIT 23.2



                                  [LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Post-Effective Amendment No. 6 on Form S-3 to Form S-11 (Registration No. 33-72966) of The Prudential Home Mortgage Securities Company, Inc., relating to Mortgage Pass-Through Certificates, of our report dated January 16, 1995 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."



                                          /s/ COOPERS & LYBRAND L.L.P.



New York, New York
January 25, 1996